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                                   EXHIBIT 23





                          Independent Auditors' Consent

Board of Directors
LOT$OFF CORPORATION

We consent to the incorporation by reference in this Registration Statement of LOT$OFF CORPORATION (formerly 50-OFF Stores, Inc.) on Form S-8 of our report dated June 9, 1997, (which report expresses an unqualified opinion and includes explanatory paragraphs referring to a substantial doubt as to 50-OFF Stores, Inc.'s ability to continue as a going concern and bankruptcy filing) appearing in the Annual Report on Form 10-K of 50-OFF Stores, Inc. for the fiscal year ended January 31, 1997.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
San Antonio, Texas
January 6, 1998